EXHIBIT 99.1

Joint Filer Information

Morgan Stanley & Co. Incorporated (“MS&Co”) has designated Morgan Stanley (“MS”) as the “Designated Filer” for the purposes of the attached Form 4.

Issuer and Ticker Symbol: Trump Entertainment Resorts, Inc. (DJTE)

Date of Event Requiring Statement: 05/27/2005

Signature:	/s/ Robert G. Koppenol

By: Robert G. Koppenol, as
authorized signatory for MS

Signature:	/s/ Robert G. Koppenol

By: Robert G. Koppenol, as
authorized signatory for MS&Co.